EXHIBIT 21
REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2017

1.	A-F Leasing, Ltd. (2)

2.	A.I. Group, Inc. (The) (7)

3.	Aqua Holdings I, LLC (31.58%) (6)

4.	BAP Advisors LLC (11)

5.	Barthel Tide Holding LLC (5)

6.	BlackArch Partners LLC (11)

7.	BlackArch Securities LLC (11)

8.	Broussard Tide Holding LLC (5)

9.	CPMOB Holdings, LLC (2)

10.	Dalfrey Tide Holding LLC (5)

11.	First Sterling Associates, No. 8 LLC (12)

12.	First Sterling Associates No. 9 LLC (5)

13.	First Sterling Associates No. 10 LLC (5)

14.	First Sterling Associates No. 11 LLC (5)

15.	First Sterling Associates No. 12 LLC (12)

16.	First Sterling Associates No. 14 LLC (12)

17.	First Sterling Associates No. 15 LLC (12)

18.	First Sterling Associates No. 16 LLC (12)

19.	First Sterling Associates No. 52 LLC (12)

20.	First Sterling Associates No. 53 LLC (12)

21.	First Sterling Associates No. 54 LLC (12)

22.	First Sterling Associates No. 55 LLC (12)

23.	First Sterling Investor 167 LLC (12)

24.	First Sterling Investor 168 LLC (12)

25.	First Sterling Investor 171 LLC (12)

26.	First Sterling Investor 172 LLC (12)

27.	First Sterling Investor 173 LLC (12)

28.	First Sterling Investor 174 LLC (12)

29.	First Sterling Investor 178 LLC (12)

30.	First Sterling Investor 179 LLC (12)

31.	First Sterling Investor 180 LLC (12)

32.	First Sterling Investor 184 LLC (12)

33.	First Sterling Investor 185 LLC (12)

34.	First Sterling Investor 186 LLC (12)

35.	First Sterling Investor 187 LLC (12)

36.	First Sterling Investor 188 LLC (12)

37.	First Sterling Investor 189 LLC (12)

38.	First Sterling Partners LLC (12)

39.	First Sterling Partners No. 4 LLC (12)

40.	First Sterling Partners No. 5 LLC (12)

41.	First Sterling Partners No. 6 LLC (12)

42.	First Sterling Partners No. 7 LLC (5)

43.	FMLS, Inc. (8)

44.	Fortier Tide Holding LLC (5)

45.	FS Monroe LLC (12)

46.	LMIW Acquisition Management, LLC (6) (f/k/a Regions Acquisition Management, LLC)

47.	LMIW I, LLC (6)

48.	LMIW IV, LLC (6)

49.	LMIW VII, LLC (2)

50.	LMIW IX, LLC (fka Crestmoor Two, LLC) (5)

51.	MCB Life Insurance Company (8)

52.	Monroe Court Associates LLC (12)

EXHIBIT 21
REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2017

53.	OCB-RGA LLC (5)

54.	Orion Summit Services LLC (12)

55.	RB Affordable Housing, Inc. (2)

56.	RB Affordable Housing (Arkansas River) GP, LLC (4)

57.	RB Affordable Housing (Arrington II) GP, LLC (4)

58.	RB ARM 2007 GP, LLC (2)

59.	RB Crestmoor AL Three GP, LLC (2)

60.	RB Greenwood SC Six GP, LLC (2)

61.	RB Thunder Ridge GP Upper Tier, LLC (2)

62.	Regions Affordable Housing LLC (fka RDEPF LLC) (5)

63.	Regions Agency, Inc. (2)

64.	Regions Bank (1)

65.	Regions Business Capital Corporation (5)

66.	Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (8)

67.	Regions Commercial Equipment Finance, LLC (fka A-F Leasing, LLC) (2)

68.	Regions Equipment Finance Corporation (2)

69.	Regions Equipment Finance, Ltd. (2)

70.	Regions Insurance Agency of Arkansas, Inc. (4)

71.	Regions Insurance Group, Inc. (8)

72.	Regions Insurance Services, Inc. (8)

73.	Regions Insurance, Inc. (4)

74.	Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (8)

75.	Regions Investment Services, Inc. (2)

76.	Regions Life Insurance Company (3)

77.	Regions Reinsurance Corporation (9)

78.	Regions Securities LLC (5)

79.	RFC Financial Services Holding LLC (5)

80.	Southeastern Legacy Insurance Company (fka First AmTenn Life Insurance Company) (3)

81.	Sterling Affordable Housing LLC (5)

82.	Sterling Corporate Services LLC (12)

83.	Trilogy Risk Specialists, Inc. (fka RIG Risk Specialists, Inc.) (8)

84.	TRSA MM, LLC (10)

85.	Thunder Ridge Upper-Tier, LP (2)

86.	Upper-Tier Clearwater Apartments, LP (2)

87.	Upper-Tier Esplanade, LP (2)

Tax credit fund entities held as .01% General Partner or Managing Member:

88.	First Sterling Affordable Housing Fund I LLC (5)

89.	Knightstown Historic L.P. (12)

90.	National Credit Partners XVII Limited Partnership (5)

91.	National Tax Credit Fund 27 L.P. (12)

92.	National Tax Credit Fund 37 L.P. (12)

93.	Sterling Corporate Partners Fund 51, L.P. (12)

94.	Sterling Corporate Partners Fund 52, L.P. (12)

95.	Sterling Corporate Partners Fund 53, L.P. (12)

96.	Sterling Corporate Partners Fund 54, L.P. (12)

97.	Sterling Corporate Partners Fund 55 LLC (12)

98.	Sterling Corporate Tax Credit Fund IV, L.P. (12

99.	Sterling Corporate Tax Credit Fund V, L.P. (12)

100.	Sterling Corporate Tax Credit Fund VI, L.P. (12)

101.	Sterling Corporate Tax Credit Fund VIII, L.P. (13)

102.	Sterling Corporate Tax Credit Fund IX, L.P. (12)

EXHIBIT 21
REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2017

103.	Sterling Corporate Tax Credit Fund X, L.P. (12)

104.	Sterling Corporate Tax Credit Fund XV, L.P. (12)

105.	Sterling Corporate Tax Credit Fund XVI, L.P. (12)

106.	Sterling Corporate Tax Credit Fund XVIII, L.P. (12)

107.	Sterling Corporate Tax Credit Fund XIX, L.P. (5)

108.	Sterling Corporate Tax Credit Fund XXIV, L.P. (5)

109.	Sterling Corporate Tax Credit Fund XXV, L.P. (12)

110.	Sterling Corporate Tax Credit Fund XXVI, L.P. (5)

111.	Sterling Corporate Tax Credit Fund XXVI-B, L.P. (5)

112.	Sterling Corporate Tax Credit Fund XXVIII, L.P. (5)

113.	Sterling Corporate Tax Credit Fund XXIX, L.P. (5)

114.	Sterling Corporate Tax Credit Fund XXX, L.P. (12)

115.	Sterling Corporate Tax Credit Fund XXXI, L.P. (12)

116.	Sterling Corporate Tax Credit Fund XXXII, L.P. (5)

117.	Sterling Corporate Tax Credit Fund XXXIV, L.P. (12)

118.	Sterling Corporate Tax Credit Fund XXXV, L.P. (5)

119.	Sterling Corporate Tax Credit Fund XXXIX, L.P. (12)

120.	Sterling Corporate Tax Credit Fund XL, L.P. (5)

121.	Sterling Corporate Tax Credit Fund XLI, L.P. (12)

122.	Sterling Corporate Tax Credit Fund XLII, L.P. (5)

123.	Sterling Corporate Tax Credit Fund XLIII, L.P. (5)

124.	Sterling Corporate Tax Credit Fund XLIV, L.P. (5)

125.	Sterling Corporate Tax Credit Fund XLV, L.P. (5)

126.	Sterling Corporate Tax Credit Fund XLVI, L.P. (5)

127.	Sterling Corporate Tax Credit Fund XLVII, L.P. (5)

128.	Sterling Corporate Tax Credit Fund XLVIII LLC (12)

129.	Sterling Corporate Tax Credit Fund XLIX LLC (12)

130.	Sterling Corporate Tax Credit Fund 63 LLC (12)

131.	Sterling Corporate Tax Credit Fund 64 LLC (12)

132.	Sterling Corporate Tax Credit Fund 65 LLC (5)

133.	Union Free Historic School, L.P. (12)

Non-profit entities:

•	Regions Community Development Corporation (9)

•	Regions Financial Corporation Foundation (2)

•	Regions Foundation (9)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated under the laws of Alabama.
(3) Incorporated under the laws of Arizona.
(4) Incorporated under the laws of Arkansas.
(5) Incorporated/Organized under the laws of Delaware.
(6) Incorporated/Organized under the laws of Florida.
(7) Incorporated under the laws of Georgia.
(8) Incorporated under the laws of Tennessee.
(9) Incorporated under the laws of Vermont.
(10) Incorporated under the laws of Iowa.
(11) Organized under the laws of North Carolina.
(12) Organized under the laws of New York.
(13) Organized under the laws of Massachusetts.